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                                                                   Exhibit 10(b)


                                                                  April 23, 2002


Board of Directors
Pruco Life Insurance Company of New Jersey
231 Washington Street
Newark, NJ 07102


Ladies and Gentlemen:

   We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of this Post-Effective Amendment No. 1 to the registration statement on Form N-4 for Pruco Life of New Jersey Flexible Premium Variable Annuity Account (File No. 333-62242). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                           Very truly yours,


                                           SHEA & GARDNER


                                            By: /s/ Christopher E. Palmer
                                            -----------------------------
                                            Christopher E. Palmer